PUMA GLOBAL TRUST NO. 1 QUARTERLY SERVICING REPORT
IN RESPECT OF THE QUARTERLY PERIOD FROM 20 JUNE 2005 TO 19 SEPTEMBER 2005
NOTE INFORMATION

	Class A Notes		Class B Notes		Total US$ Notes

Original Principal Balance of each class of Note at the time of their issue	US$	1,158,000,000	US$	42,000,000	US$	1,200,000,000

Principal Balance of each class of Note at the end of the immediately preceding Quarterly Payment Date	US$	257,329,949	US$	42,000,000	US$	299,329,949

Amount to be applied towards payment of principal on each class of Note on this Quarterly Payment Date	US$	24,051,313	US$	0	US$	24,051,313

Principal Balance of each class of Note after payments referred to above have been applied	US$	233,278,637	US$	42,000,000	US$	275,278,637

Note Factor at the end of the Quarterly Payment Date		0.201449600		1.000000000

Amount to be applied towards payment of interest on each class of Note on this Quarterly Payment Date	US$	2,400,317	US$	420,747	US$	2,821,063

LIBOR in respect of this quarterly period		3.43000%		3.43000%

Rate of interest payable on each class of Note in respect of this quarterly period		3.65000%		3.92000%

SUBORDINATION LEVELS

Moody’s indicative required subordination level at time of issue		3.00%
Standard & Poor’s indicative required subordination level at time of issue		1.85%
Fitch indicative required subordination level at time of issue		2.60%
Initial Subordination Level provided on the Closing Date		3.50%
Actual Subordination Level on this Quarterly Payment Date		15.26%

A$ REDRAW NOTES AND A$ SUBORDINATED NOTES

As at 12 September 2005 no A$ Redraw Notes or A$ Subordinated Notes have been issued

REDRAW FACILITY

Redraw Facility Limit as at 12 September 2005	A$	3,000,000
Redraw Facility Principal at the commencement of this Quarterly Payment Date	A$	250,000
Redraw Facility Principal at the end of this Quarterly Payment Date	A$	250,000
Redraw Facility Principal repaid during the quarterly period	A$	0
Aggregate Subordinate Funded Further Advance Amounts in relation to the Quarterly Payment Date	A$	2,471
Interest paid on Redraw Facility Principal during the quarterly period	A$	3,542

PRINCIPAL CASH BALANCE IN AUD

Principal Cash Balance at the commencement of this Quarterly Payment Date	A$	2,923,140
Principal Cash Balance at the end of this Quarterly Payment Date	A$	2,688,270

INCOME RESERVE IN AUD

Income Reserve at the commencement of this Quarterly Payment Date	A$	0
Income Reserve at the end of this Quarterly Payment Date	A$	0

COLLECTION INFORMATION IN AUD

Collections (1) held by the Trustee in relation to this Quarterly Payment Date	A$	60,260,887
Less : Principal Cash Balance at the end of the Quarterly Payment Date	A$	2,688,270
Less : Income Reserve at the end of the Quarterly Payment Date	A$	0

Collections (other than Principal Cash Balance and Income Reserve) at the end of the Quarterly Payment Date	A$	57,572,617
Less : Collections to be applied towards repayment of Redraw Facility Principal on the Quarterly Payment Date	A$	0
Less : Collections to be applied towards payment of Expenses of the Trust in respect of this quarterly period	A$	10,597,397

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes on the Quarterly Payment Date	A$	46,975,220

Principal Collections (net of redraws) in relation to this Quarterly Payment Date	A$	46,975,220
Less : Principal Collections applied or retained by the Trust to be applied towards the acquisition of substitute housing loans	A$	0
Less : Principal Collections to be applied towards repayment of Redraw Facility Principal on the Quarterly Payment Date	A$	0

A$ Principal Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes on the Quarterly Payment Date	A$	46,975,220

US$ Equivalent of Principal Collections to be applied towards repayment of US$ Notes on the Quarterly Payment Date	US$	24,051,313

(1)	The Collections figure shown is net of amounts applied or to be applied towards the acquisition of substitute housing loans and the funding of Redraws

PUMA GLOBAL TRUST NO. 1 QUARTERLY SERVICING REPORT IN RESPECT OF
THE QUARTERLY PERIOD FROM 20 JUNE 2005 TO 19 SEPTEMBER 2005 (continued)
HOUSING LOAN POOL INFORMATION IN AUD

		Number of Housing Loan	Maximum Current Housing	Minimum Current Housing
	Number of Housing Loans	Accounts	Loan Balance	Loan Balance
Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	4,170	5,049	A$847,639	A$0

	Weighted Average Original	Weighted Average Current	Maximum Original	Total Valuation of the
	Loan-to-Value Ratio	Loan-to-Value Ratio	Loan-to-Value Ratio	Security Properties
Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	74.73%	63.41%	95.00%	A$1,060,635,551

	Outstanding Balance of	Outstanding Balance of Fixed	Outstanding Balance of	Average Current Housing
	Housing Loans	Rate Housing Loans	Variable Rate Housing Loans	Loan Balance
Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	A$534,965,261	A$48,667,141	A$486,298,120	A$128,289

	Maximum Remaining Term	Weighted Average Remaining	Weighted Average	Stated Income
	To Maturity	Term to Maturity	Seasoning	Proportion
Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	318 months	292 months	65 months	1.68%

FURTHER ADVANCE INFORMATION IN AUD

Aggregate amount of Further Advances (not being subordinated further advances) made during the period	A$0.00
DELINQUENCY INFORMATION
As at the opening of business on September 1, 2005.

			Outstanding Balance of the		Percentage of Pool by
			Applicable Delinquent		Outstanding Balance of
	Number of Housing Loans	Percentage of Pool by number	Housing Loans		Housing Loans

30 - 59 days	2	0.04%	A$	685,295	0.13%
60 - 89 days	1	0.02%	A$	113,784	0.02%
90 - 119 days	1	0.02%	A$	264,450	0.05%
Greater than 120 days	7	0.14%	A$	1,110,696	0.21%

Total Arrears	11	0.22%	A$	2,174,225	0.41%

MORTGAGE INSURANCE CLAIMS INFORMATION
Details provided are in respect of the period since the Closing Date to the opening of business on September 1, 2005.

Amount of mortgage insurance claims made:	A$	136,144
Amount of mortgage insurance claims paid:	A$	136,144
Amount of mortgage insurance claims pending:	A$	0.00
Amount of mortgage insurance claims denied:	A$	0.00